UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On February 12, 2007, PRB Gathering, Inc., (“PRB Gathering”), a subsidiary of PRB Energy, Inc. (the “Registrant”), entered into a five-year lease agreement with J-W Power Company (“J-W”), effective January 24, 2007.  Under the terms of the agreement, J-W will supply PRB Gathering with gas compression equipment and related services.  The compression equipment will service PRB Gathering’s gas gathering pipelines in the Powder River Basin.

The lease meets the criteria under Statement of Financial Accounting Standards 13, Accounting for Leases, for classification as a capital lease on the balance sheet of the Registrant.  As a result, it is anticipated that a capital lease asset of approximately $3,000,000 which represents the estimated fair value of the property will be recorded, as well as the related liability.  In addition, a cash payment of $650,000 was made by PRB Gathering to J-W for future maintenance repairs in connection with the lease.  The capital lease and prepayment will be amortized as expenses over the term of the lease.  Monthly lease payments ranging from $100,000 to $150,000 will reduce the liability and also will include interest and executory (sales tax and environmental fees) expenses.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained and the exhibit identified in Item 1.01, “Entry into a Material Definitive Agreement,” of this current report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Master Gas Compression Contract, dated February 12, 2007, by and between PRB Gathering, Inc. and J-W Power Company.

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

February 14, 2007